EXHIBIT 23.2

CONSENT OF FORREST A. GARB & ASSOCIATES, INC.,
INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-132595) of Cano Petroleum, Inc. of our estimates of reserves included in this Annual Report on Form 10-KSB and to all references to our firm included in this Annual Report.

/s/ Mark A. Murray
FORREST A. GARB & ASSOCIATES, INC.

Dallas, Texas

September 20, 2006